UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

MPLX LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35714	45-5010536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 E. Hardin Street

Findlay, Ohio 45840

(Address of principal executive offices, including zip code)

(419) 672-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Awards to Named Executive Officers Under the MPLX LP 2012 Incentive Compensation Plan

On February 27, 2013, the non-management directors of MPLX GP LLC (the “Company”), the general partner of MPLX LP (the “Partnership”), approved the following grants of performance units (“Performance Units”) and phantom units (“Phantom Units”) to the following officers of the Company, which persons are the Partnership’s named executive officers:

Grants of Awards to Named Executive Officers

Named Executive Officers	Number of Performance Units	Number of Phantom Units
Gary R. Heminger Chairman of the Board of Directors and Chief Executive Officer	900,000	27,298
Garry L. Peiffer Director, President	_	9,706
Donald C. Templin Director, Vice President and Chief Financial Officer	210,000	6,370

The Performance Units were granted according to the terms of the form of Performance Unit Award agreement (the "Performance Unit Award Agreement") approved and adopted by the Board of Directors of the Company (the “Board”) on February 27, 2013, and pursuant to which Performance Units may be issued under the MPLX LP 2012 Incentive Compensation Plan (the "Plan"). The Performance Unit Award Agreement contemplates that individual grants of Performance Units will vest at the end of a performance cycle specified in the Performance Unit Award Agreement based on the Partnership's performance during the performance cycle. The actual number of Performance Units that vest at the end of the performance cycle will be determined based on the Partnership's average total unitholder return as compared to that of its peer group's average total unitholder return during the performance cycle, and may range from 0% to 200% of the target number of Performance Units granted. The Partnership's peer group is selected and pre-established by the Board. At the end of the performance cycle and upon the Board’s certification of the Performance Unit payout value, the Performance Units are settled 25% in Partnership common units and 75% in cash. Unvested Performance Units may be forfeited if employment is terminated prior to the close of the performance cycle.

The Phantom Units were granted according to the terms of the form of Phantom Unit Award agreement (the "Phantom Unit Award Agreement") approved and adopted by the Board on February 27, 2013, and pursuant to which Phantom Units may be issued under the Plan. The Phantom Units will vest in three approximately equal amounts on each of February 27, 2014, 2015 and 2016. Each Phantom Unit granted under the Phantom Unit Award Agreement is granted in tandem with an accompanying distribution equivalent right, which entitles the grantee upon vesting to receive a distribution of cash amounts accrued in the amount equal to any distributions made by the Partnership with respect to the Partnership's common units underlying the Phantom Units during the period between the grant date and the settlement date. Upon vesting of the Phantom Units, each vested Phantom Unit will settle through the issuance of a Partnership common unit with any remaining fractional Phantom Units paid in cash. Phantom Units may be forfeited if employment is terminated prior to vesting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 5, 2013

MPLX LP By: MPLX GP LLC, its General Partner

By:	/s/ J. Michael Wilder
J. Michael Wilder
Vice President, General Counsel and Secretary